                              CUSTODIAN AGREEMENT

     THIS AGREEMENT made on January 1, 1993, between Monetta Trust, a Massachusetts Business Trust currently offering shares in series designated Monetta Mid Cap Equity Fund, Intermediate Bond Fund, and Monetta Government Money Market Fund (hereinafter called the "Funds"), and FIRSTAR TRUST COMPANY, a corporation organized under the laws of the State of Wisconsin (hereinafter called "Custodian"),

                             W I T N E S S E T H :

     WHEREAS, the Trust desires that the securities and cash of each Fund shall be hereafter held and administered by Custodian pursuant to the terms of this Agreement;

     NOW, THEREFORE, in consideration of the mutual agreements herein made, the Trust and Custodian agree as follows:

1.   Definitions
     -----------

     The word "securities" as used herein includes stocks, shares, bonds, debentures, notes, mortgages or other obligations, and any certificates, receipts, warrants or other instruments representing rights to receive, purchase or subscribe for the same, or evidencing or representing any other rights or interests therein, or in any property or assets.

     The words "officers' certificate" shall mean a request or direction or certification in writing signed in the name of the Trust by any two of the President, a Vice President, the Secretary and Treasurer of the Trust, or any other persons duly authorized to sign by the Board.

     The word "Board" shall mean Board of Trustees of the Trust.

2.   Names, Titles and Signatures of the Trust's Officers
     ----------------------------------------------------

     An officer of the Trust will certify to Custodian the names and signatures of those persons authorized to sign the officers' certificates described in
Section 1 hereof, and the names of the members of the Board, together with any changes which may occur from time to time.

     Additional Series. The Trust is authorized to issue separate classes of shares of beneficial interest representing interests in separate investment portfolios. The parties intend that each portfolio established by the Trust, now or in the future, be covered by the terms and conditions of this agreement.

3.   Receipt and Disbursement of Money
     ---------------------------------

     A. Custodian shall open and maintain a separate account or accounts in the name of each of the Funds, subject only to draft or order by Custodian acting pursuant to the terms of this Agreement. Custodian shall hold in such account or accounts, subject to the provisions hereof, all cash received by it from or for the account of the Funds. Custodian shall make payments of cash to, or for the account of, a Fund from such cash only:

     (a) for the purchase of securities for the portfolio of that Fund upon the delivery of such securities to Custodian, registered in the name of that Fund or of the nominee of Custodian referred to in Section 7 or in proper form for transfer;

     (b) for the purchase or redemption of shares of beneficial interest of that Fund upon delivery thereof to Custodian, or upon proper instructions from the Trust;

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     (c)  for the payment of interest, dividends, taxes, investment adviser's fees or operating expenses (including, without limitation thereto, fees for legal, accounting, auditing and custodian services and expenses for printing and postage);

     (d) for payments in connection with the conversion, exchange or surrender of securities owned or subscribed to by that Fund held by or to be delivered to Custodian; or

     (e) for other proper corporate purposes certified by resolution of the Board.

     Before making any such payment, Custodian shall receive (and may rely upon) an officer's certificate requesting such payments and stating that it is for a purpose permitted under the terms of items (a), (b), (c), or (d) of this Subsection A, and also, in respect of item (e), upon receipt of an officers' certificate specifying the amount of such payment, setting forth the purpose for which such payment is to be made, declaring such purpose to be a proper corporate purpose, and naming the person or persons to whom such payment is to be made, provided, however, that an officers' certificate need not precede the disbursement of cash for the purpose of purchasing a money market instrument, or any other security with same or next-day settlement, if the President, a Vice President, the Secretary or the Treasurer of the Trust issues appropriate oral or facsimile instructions to Custodian and an appropriate officers' certificate is received by Custodian within two business days thereafter.

     B. Custodian is hereby authorized to endorse and collect all checks, drafts or other orders for the payment of money received by Custodian for the account of each Fund.

     C. Custodian shall, upon receipt of a proper instructions, make federal funds available to a Fund as of specified times agreed upon from time to time by the Trust and the custodian in the amount of checks received in payment for shares of a Fund which are deposited into that Fund's account.

4.   Segregated Accounts
     -------------------

     Upon receipt of proper instructions, the Custodian shall establish and maintain a segregated account(s) for and on behalf of the portfolio, into which account(s) may be transferred cash and/or securities.

5.   Transfer, Exchange, Redelivery, etc. of Securities
     --------------------------------------------------

     Custodian shall have sole power to release or deliver any securities of a Fund held by it pursuant to this Agreement. Custodian agrees to transfer, exchange or deliver securities held by it hereunder only:

     (a) for sales of such securities for the account of a Fund upon receipt by Custodian of payment therefore;

     (b) when such securities are called, redeemed or retired or otherwise become payable;

     (c) for examination by any broker selling any such securities in accordance with "street delivery" custom;

     (d) in exchange for, or upon conversion into, other securities alone or other securities and cash whether pursuant to any plan of merger, consolidation, reorganization, recapitalization or readjustment, or otherwise;

     (e) upon conversion of such securities pursuant to their terms into other securities;

     (f) upon exercise of subscription, purchase or other similar rights represented by such securities;

     (g) for the purpose of exchanging interim receipts or temporary securities for definitive securities;

     (h) for the purpose of redeeming in kind shares of common stock of the Funds upon delivery thereof to Custodian; or

     (i)  for other proper corporate purposes.


     As to any deliveries made by Custodian pursuant to items (a), (b), (d),
(e), (f), and (9), securities or cash receivable in exchange therefore shall be deliverable to Custodian.

     Before making any such transfer, exchange or delivery, Custodian shall receive (and may rely upon) an officers' certificate requesting such transfer, exchange or delivery, and stating that it is for a purpose permitted under the terms of items (a), (b), (c), (d), (e), (f), (9), or (h) of this Section 5 and also, in respect of item (i), upon receipt of an officers' certificate specifying the securities to be delivered, setting forth the purpose for which such delivery is to be made, declaring such purpose to be a proper corporate purpose, and naming the person or persons to whom delivery of such securities shall be made, provided, however, that an officers' certificate need not precede any such transfer, exchange or delivery of a money market instrument, or any other security with same or next-day settlement, if the President, a Vice President, the Secretary or the Treasurer of the Trust issues appropriate oral or facsimile instructions to Custodian and an appropriate officers' certificate is received by Custodian within two business days thereafter.

6.   Custodian's Acts Without Instructions
     -------------------------------------

     Unless and until Custodian receives an officers' certificate to the contrary, Custodian shall: (a) present for payment all coupons and other income items held by it for the account of a Fund, which call for payment upon presentation and hold the cash received by it upon such payment for the account of such Fund; (b) collect interest and cash dividends received, with notice to a Fund, for the account of such Fund; (c) hold for the account of each Fund hereunder all stock dividends, rights and similar securities issued with respect to any securities held by each such fund hereunder; and (d) execute as agent on behalf of each Fund, all necessary ownership certificates required by the Internal Revenue Code or the Income Tax Regulations of the United States Treasury Department or under the laws of any state now or hereafter in effect, inserting such Fund's name on such certificates as the owner of the securities covered thereby, to the extent it may lawfully do so.

7.   Registration of Securities
     --------------------------

     Except as otherwise directed by an officers' certificate, Custodian shall register all securities, except such as are in bearer form, in the name of a registered nominee of Custodian as defined in the Internal Revenue Code and any Regulations of the Treasury Department issued hereunder or in any provision of any subsequent federal tax law exempting such transaction from liability for stock transfer taxes, and shall execute and deliver all such certificates in connection therewith as may be required by such laws or regulations or under the laws of any state. Custodian shall use its best efforts to end that specific securities held by it hereunder shall be at all times identifiable in its records.

     The Trust shall from time to time furnish to Custodian appropriate instruments to enable Custodian to hold or deliver in proper form for transfer, or to register in the name of its registered nominee, any securities which it may hold for the account of a Fund and which may from time to time be registered in the name of a Fund.

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8.   Voting and Other Action
     -----------------------

     Neither Custodians nor any nominee of Custodian shall vote any of the securities held hereunder by or for the account of a Fund, except in accordance with the instructions contained in an officers' certificate. Custodian shall deliver, or cause to be executed and delivered, to the Corporation all notices, proxies and proxy soliciting materials with relation to such securities, such proxies to be executed by the registered holder of such securities (if registered otherwise than in the name of a Fund), but without indicating the manner in which such proxies are to be voted.

9.   Transfer Tax and Other Disbursements
     ------------------------------------

     The Trust shall pay or reimburse Custodian from time to time for any transfer taxes payable upon transfer of securities made hereunder, and for all other necessary and proper disbursements and expenses made or incurred by Custodian in the performance of this Agreement.

     Custodian shall execute and deliver such certificate in connection with securities delivered to it or by it under this Agreement as may be required under the provisions of the Internal Revenue Code andy Regulations of the Treasury Department issued thereunder, or under the laws of any state, to exempt from taxation any exemptable transfers and/or deliveries of any such securities.

10.  Concerning Custodian
     --------------------

     Custodian shall be paid as compensation for its services pursuant to this Agreement such compensation as may from time to time be agreed upon in writing between the two parties. Until modified in writing, such compensation shall be as set forth in Exhibit A attached hereto.

     Custodian shall not be liable for any action taken in good faith upon any certificate herein described or certified copy of any resolution of the Board, and may rely on the genuineness of any such document which it may in good faith believe to have been validly executed.

     The Trust agrees with respect to each Fund to indemnify and hold harmless Custodian and its nominee from all taxes, charges, expenses, assessments, claims and liabilities (including counsel fees) incurred or assessed against it or by its nominee in connection with the performance of this Agreement as to each Fund, except such as may arise from Custodian's or its nominee's own negligent action, negligent failure to act or willful misconduct. Custodian is authorized to charge any account of the Fund or Funds with respect to which such liability or charge arose for such items. In the event of any advance of cash for any purpose made by Custodian resulting from orders of instructions of the Trust, or in the event that Custodian or its nominee shall incur or be assessed any taxes, charges, expenses, assessments, claims or liabilities in connection with the performance of this Agreement, except such as may arise from its and its nominee's own negligent action, negligent failure to act or willful misconduct, any property at any time held for the account of the Fund or Funds with respect to which such liability or charge arose shall be security therefore.

11.  Subcustodians
     -------------

     Custodian is hereby authorized to engage another bank or trust company as a Subcustodian for all or any part of a Fund's assets, so long as any such bank or trust company organized under the laws of any state of the United States, having an aggregate capital, surplus and undivided profit, as shown by its last published report, of not less than Two Million Dollars ($2,000,000) and provided further that, if the Custodian utilizes the services of a Subcustodian, the Custodian shall remain fully liable and responsible for any losses caused to a Fund by the Subcustodian as fully as if the Custodian was directly responsible for any such losses under the items of the Custodian Agreement.

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     Notwithstanding anything contained herein, if the Trust requires the
Custodian to engage specific Subcustodians for the safekeeping and/or clearing of assets of a Fund, the Trust agrees, to the extent of the assets of the Fund which are so held, to indemnify and hold harmless Custodian form all claims, expenses and liabilities incurred or assessed against Custodian in connection with the use of such Subcustodian in regard to the Fund's assets, except as may arise from Custodian's own negligent action, negligent failure to act or willful misconduct.

12.  Reports by Custodian
     --------------------

     Custodian shall furnish the Trust periodically as agreed upon with a statement summarizing all transactions and entries for the account of each Fund. Custodian shall furnish to the Trust, at the end of every month, a list of the portfolio securities of each Fund showing the aggregate cost of each issue. The books and records of Custodian pertaining to its actions under this Agreement shall be open to inspection and audit at reasonable times by officer of, and of auditors employed by, the Trust.

13.  Termination of Assignment
     -------------------------

     This Agreement may be terminated by the Trust, or by Custodian, on ninety
(90) days notice, given in writing and sent by registered mail to Custodian at P.O. Box 2054, Milwaukee, Wisconsin 53201, or to the Trust at Suite 207, 1776A South Naperville Road, Wheaton, Illinois 60187-8133, as the case may be. Upon any termination of this Agreement, pending appointment of a successor to Custodian or a vote of the shareholders of the Trust to dissolve or to function without a custodian of its cash, securities and other property, Custodian shall not deliver cash, securities or other property of the Funds to the Trust, but may deliver them to a bank or trust company of its own selection, having an aggregate capital, surplus and undivided profits, as shown by its last published report of not less than Two Million Dollars ($2,000,000) as a Custodian of the Trust to be held under terms similar to those of this Agreement, provided, however, that Custodian shall not be required to make any such delivery or payment until full payment shall have been made by the Trust of all liabilities constituting a charge on or against the properties then held by Custodian or on or against Custodian, and until full payment shall have been made to Custodian of all its fees, compensation, costs and expenses, subject to the provisions of
Section 10 of this Agreement.

     This Trust Agreement may not be assigned by Custodian without the consent of the Trust, authorized or approved by a resolution of its Board.

14.  Deposits of Securities in Securities Depositories
     -------------------------------------------------

     No provisions of this Agreement shall be deemed to prevent the use by Custodian of a central securities clearing agency or securities depository, provided, however, that Custodian and the central securities clearing agency or securities depository meet all applicable federal and state laws and regulations, and the Board approves by resolution the use of such central securities clearing agency or securities depository.


15.  Records
     -------

     To the extent that Custodian in any capacity prepares or maintains any records required to be maintained and preserved by the Trust to the provisions of the Investment Company Act of 1940, as amended, or the rules and regulations promulgated thereunder, Custodian agrees to make any such records available to the Trust upon request and to preserve such records for the periods prescribed in Rule 31 a-2 under the Investment Company Act of 1940, as amended.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and their respective corporate seals to be affixed hereto as of the date first above-written by their respective officers thereunto duly authorized.

     Executed in several counterparts, each of which is an original.


     Attest:                            Firstar Trust Company


     /s/  Mary E. Klabunde              By: /s/ James C. Tyler
     -----------------------               --------------------
     Assistant Secretary                   Vice President



     Attest:                            Monetta Trust


     /s/ Maria Cesario DeNicolo         /s/ Robert S. Bacarella
     ----------------------------       -----------------------

                    FIRST AMENDMENT TO CUSTODIAN AGREEMENT
                    --------------------------------------

     This Amendment is executed as of the date set forth below by and between MONETTA TRUST (the "Trust") and FIRSTAR TRUST COMPANY, formerly known as First Wisconsin Trust Company (the "Custodian").

     The Trust and the Custodian have previously entered into that certain Custodian Agreement dated January 1, 1993 (the "Agreement"), and now desire to amend the Agreement as set forth below.

     The Trust and the Custodian agree that Section 15 of the Agreement is created to read as follows:

          15.  Repurchase Transactions
               -----------------------

               The Custodian is hereby authorized to enter into repurchase transactions on behalf of the Trust with Firstar Bank Milwaukee, N.A. (the "Bank") under a Master Repurchase Agreement (Public Securities Association Prototype) between the Bank and the Custodian, as custodian for many of its customers. Such repurchase transactions will be recorded both in the Trust's custody accounts(s) and as a separate entry in the Custodian's master repurchase account with the Bank.

     Except as specifically amended hereby, the Agreement shall remain in full force and effect in accordance with its terms.

     Dated as of the 15th day of July 1993.

                                        MONETTA TRUST


                                        By:   /s/ Robert S. Bacarella
                                            ---------------------------


                                        By:
                                            ---------------------------





                                        Attest:


                                        /s/ Maria Cesario DeNicolo
                                        ------------------------------



                                        FIRSTAR TRUST COMPANY

                                        By: /s/ James C. Tyler
                                           ----------------------------


                                        By:
                                            ---------------------------



                                        Attest:



                                        /s/  Mary E. Klabunde
                                        -------------------------------